UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 14, 2012

Platinum Underwriters Holdings, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-31341	98-0416483
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

The Belvedere Building, 69 Pitts Bay Road, Pembroke, Bermuda		HM 08
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 295-7195

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

At its meeting on February 14, 2012, the Compensation Committee (the "Committee") of the Board of Directors of Platinum Underwriters Holdings, Ltd. (the "Company") approved (i) a revised form of EIP Share Unit Award Agreement setting forth the material terms and conditions for awards payable in common shares, par value $0.01 per share, of the Company (the "Common Shares"), (ii) a revised form of EIP Share Unit Award Agreement setting forth the material terms and conditions for awards payable in cash, (iii) a form of Supplemental EIP Share Unit Award Agreement setting forth the material terms and conditions for awards for the 2012-2013 performance cycle payable in Common Shares, in each case, under the Company’s Amended and Restated Executive Incentive Plan, and (iv) a form of Market Share Unit Award Agreement setting forth the material terms and conditions of awards of market share units under the Company’s 2010 Share Incentive Plan. The forms of agreements are attached hereto as Exhibits 10.1 through 10.4, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1 Form of EIP Share Unit Award Agreement (for awards providing for payment in Common Shares)

Exhibit 10.2 Form of EIP Share Unit Award Agreement (for awards providing for payment in cash)

Exhibit 10.3 Form of Supplemental EIP Share Unit Award Agreement (for awards for the 2012-2013 performance cycle payable in Common Shares)

Exhibit 10.4 Form of Market Share Unit Award Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Platinum Underwriters Holdings, Ltd.

February 14, 2012	By:	/s/ Allan C. Decleir

Name: Allan C. Decleir
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Form of EIP Share Unit Award Agreement (for awards providing for payment in Common Shares)
10.2	Form of EIP Share Unit Award Agreement (for awards providing for payment in cash)
10.3	Form of Supplemental EIP Share Unit Award Agreement (for awards for the 2012-2013 performance cycle payable in Common Shares)
10.4	Form of Market Share Unit Award Agreement